Exhibit 2.2

CONFIDENTIAL

DISCLOSURE SCHEDULES TO THE
STOCK PURCHASE AGREEMENT

BY AND AMONG

LD HOLDINGS, INC.,

a Delaware corporation

LAZY DAYS’ R.V. CENTER, INC.,

a Florida corporation

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR THE EMPLOYEES OF LAZY DAYS,

THE OTHER STOCKHOLDERS OF LD HOLDINGS, INC.,

AND

RV ACQUISITION INC.,

a Delaware corporation

Dated as of May 14, 2004

These Disclosure Schedules have been prepared in connection with the Stock Purchase Agreement (the “Agreement”), dated the date hereof, by and among LD HOLDINGS, INC., a Delaware corporation (“LDH”), LAZY DAYS’ R.V. CENTER, INC., a Florida corporation and wholly owned subsidiary of LDH (“Lazy Days”, and together with LDH, collectively referred to herein as the “Companies”), the Employee Stock Ownership Plan and Trust for the Employees of Lazy Days (the “ESOP”), acting herein through James L. Farnsworth as the directed trustee of the ESOP (the “Trustee”) in accordance with the terms of the ESOP and not in his individual capacity, pursuant to the direction of the ESOP Fiduciary, the other stockholders of LDH, as listed on the signature page(s) to the Agreement (each individually a “Seller” and collectively, the “Sellers”),  Oakridge Consulting, acting through Michael Salvati, not individually, but solely as agent for the Sellers as herein provided (the “Sellers’ Representative”) and RV Acquisition Inc., a Delaware corporation (the “Buyer”). Each of the parties named above may be referred to as a “Party” and collectively as the “Parties.”

The representations and warranties of the Companies in Article 3 and elsewhere in the Agreement, and the representations and warranties of the Sellers in Section 3.1, Section 3.2(a), Section 3.3, Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 4.3 and Section 4.7, are

made subject to the exceptions and qualifications set forth herein.  The section numbers used herein refer to sections in the Agreement.  In some instances, cross-references have been made to other disclosures.  The inclusion of any item herein should not be interpreted as indicating that the Companies have determined that such item is necessarily material or amounts to a Material Adverse Effect, or is outside of the ordinary course of business of the Companies.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

The information provided in these Disclosure Schedules is being provided solely for the purpose of making the disclosures to the Buyer under the Agreement.  In disclosing this information, the Companies expressly do not waive any attorney-client privilege associated with such information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein.

Schedule 2.1(a)(i)

Funded Debt Amount

$47,329,298(1) borrowed pursuant to the Amended and Restated Credit Agreement, originally dated as of July 15, 1999, and amended and restated as of July 31, 2002, by and among Lazy Days’ R.V. Center, Inc., the Guarantor (as defined therein), and the Lenders (as defined therein) and all associated collateral agency agreements, notes and security agreements as amended and/or supplemented from time to time.

(1)                                  A small portion of this amount, approximately $32,663, may be attributable to capital leases, which are not included in the Funded Debt Amount.

Schedule 2.2(b)(i)

Pre-Merger Shares Payment

Number of Pre-Merger Shares (as defined in Section 18.3 of the ESOP) Held by ESOP on Closing Date	Per Share Value of such Pre-Merger Shares	Total Aggregate Value of Pre-Merger Shares Held by the ESOP to be paid to ESOP Pursuant to Section 2.2(b)(i)
131,384.2272	$111.56	$14,657,224.39

Schedule 2.2(b)(ii)

Class C Common Shares Payment

Number of Shares of Class C Common Stock Held by ESOP on Closing Date	Per Share Value of such Class C Common Stock	Total Aggregate Value of Shares of Class C Common Stock Held by the ESOP to be paid to ESOP Pursuant to Section 2.2(b)(ii)
47,035.6106	$68.62	$3,227,583.60

Schedule 2.2(b)(iii)

Allocated Shares Payment

Number of Shares of Class A Common Stock Held by ESOP on Closing Date and Allocated to Participants’ Accounts	Per Share Value of such Shares of Class A Common Stock	Total Aggregate Value of Shares of Class A Common Stock Held by ESOP on Closing Date and Allocated to Participants’ Accounts to be paid to ESOP Pursuant to Section 2.2(b)(iii)
419,636.0231	$11.2118	$4,704,875.16	(2)

(2)                                  An additional $1,738,809.82 will be paid to the ESOP allocated shares pursuant to Section 2.2(c) of the Agreement.

Schedule 2.2(b)(iv)

Unallocated Shares Payment

Number of Shares of Class A Common Stock Held by ESOP on Closing Date which are not Allocated to Participants’ Accounts and Remain Subject to the Pledge under the ESOP Loan	Per Share Value of such Shares of Class A Common Stock

Total Aggregate Value of
Shares of Class A
Common Stock Held by
ESOP on Closing Date
which are not Allocated to
Participants’ Accounts
and Remain Subject to the
Pledge under the ESOP
Loan to be paid to ESOP
Pursuant to Section
2.2(b)(iv)

835,412.9061	$11.2118	$9,366,482.42

Schedule 2.3(c)

Transaction-Related Tax Benefit Items

Description	Gross Amount	Tax Benefit(3)
Unamortized Loan Costs (relating to 2002 recapitalization)	$3,767,000	$1,453,120

Payout of Phantom Stock Plan	$2,019,414	$778,989

Payout of Supplemental Phantom Stock Plan	$2,438,048	$957,836

Management Incentive Payments (to certain senior executives, excluding Don Wallace)	$2,000,000	$771,500

Pro-rated 2004 Bonus to Don Wallace	$150,000	$57,863

Partial-Year ESOP Contribution (25% of eligible compensation)	$2,000,000	$771,500

ESOP Termination Costs	$400,000	$154,300

Total:		$4,945,108

(3)                                  Determined based on Lazy Days’ blended Federal and Florida marginal tax rate of 38.575%.

Schedule 3.1

Organization and Qualification

Not filed.

Schedule 3.2(b)

All Required Consents

Not filed.

Schedule 3.5

Options

Not filed.

Schedule 3.7(a)

Subsidiaries and Investments

Not filed.

Schedule 3.7(b)

Subsidiaries – Capitalization

Not filed.

Schedule 3.7(c)

Subsidiaries – Options

Not filed.

Schedule 3.9

Absence of Undisclosed Liabilities

Not filed.

Schedule 3.10

Taxes

Undisclosed Tax Liability

Not filed.

Schedule 3.11

Material Contracts

Not filed.

Schedule 3.12

Real Property

Not filed.

Schedule 3.13(a)

Personal Property Title

Not filed.

Schedule 3.13(b)

Personal Property Condition

Not filed.

Schedule 3.13(d)

Inventory

Not filed.

Schedule 3.14

Litigation

Not filed.

Schedule 3.15

Compliance with Applicable Laws

Not filed.

Schedule 3.16(b)

Intellectual Property

Not filed.

Copyrights

Not filed.

Schedule 3.16(c)

Validity of Intellectual Property

Not filed.

Schedule 3.16(e)

Systems

Not filed.

Schedule 3.17

Minute Books; Stock Records and Bank Accounts

Not filed.

Schedule 3.18

Absence of Certain Changes

Not filed.

Schedule 3.20

Licenses and Permits

Not filed.

Schedule 3.21

Employee Benefit Plans

Not filed.

Schedule 3.21(j)

ESOP Liability Indemnitees

Not filed.

Schedule 3.22

Health, Safety and Environment

Not filed.

Schedule 3.23

Labor Matters

Not filed.

 Schedule 3.24

Affiliate Transactions

Not filed.

Schedule 3.25

Brokers (Companies)

Not filed.

Schedule 3.26

Warranty

Not filed.

Schedule 3.29

Suppliers

Not filed.

Schedule 4.3

Sellers’ Liens

Not filed.

Schedule 4.7

Brokers (Sellers)

Not filed.

Schedule 7.1(a)

Employee Benefits Changes

Not filed.

Schedule 7.6

Warrants

Not filed.

Schedule 7.9

Refinancing of Existing Debt

Not filed.

Schedule 7.10(d)

Required ESOP Actions

Not filed.

Schedule 8.2(d)

UCC Termination Statements

Not filed.

Schedule 8.2(j)

Affiliate Agreements Not Terminated

Not filed.

Schedule 11.3(e)

Excluded Liabilities

1.                                       Any disallowance or limitation of any deduction relating to the Tax Benefits listed with respect to the supplemental phantom stock plan on Schedule 2.3(c).

2.                                       Any income taxes payable resulting from the re-characterization of a portion of debt relating to that certain Senior Subordinated Note Purchase Agreement, dated as of July 15, 1999, among Lazy Days, LDRV Holding Corporation, a Florida corporation and the other signatories thereto and those 19% Senior Subordinated Notes, made by Lazy Days on July 15, 1999 relating thereto, as being an applicable high yield discount obligation as defined in Section 163(i) of the Code, in excess of $1,019,421.

Schedule 11.8(f)

Indemnification Schedule

Seller	Indemnification Percentage
PPM America Special Investments Fund, LP	28.0960%
PPM America Special Investments CBO II, L.P.	33.0185%
Lion Connecticut Holdings, Inc. as successor by merger to Reliastar Financial Corp.	8.0216%
PB Capital Corporation	5.0135%
The Provident Bank	5.0135%
Alliance Holdings, Inc.	7.8098%
Donald W. Wallace	13.0270%
Total	100.0000%